RESIGNATION LETTER

January 14, 2016

To the Shareholders and Board of Directors of

Opulent Acquisition, Inc.,

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, of Opulent Acquisition, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Jeffrey DeNunzio

Jeffrey DeNunzio